                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 15, 1999

                 AmeriCredit Automobile Receivables Trust 1998-A
             (Exact Name of Registrant as specified in its charter)


       United States                333-36365                88-0359494
       -------------                ---------                ----------
(State or Other Jurisdiction  (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                  Identification Number)


                     c/o AmeriCredit Financial Services, Inc.
                            Attention: Daniel E. Berce
                                200 Bailey Avenue
                              Fort Worth, TX 76107
                              (Address of Principal
                                Executive Office)

                                 (817) 332-7000
                             Registrant's phone number

Item 5.  Other Events

         Information relating to distributions to Noteholders for the December, 1998 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes and the Class A-3 Asset Backed Notes (collectively, the "Notes") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer's Certificate and the Servicer's Certificate for the referenced Collection Period, both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of February 17, 1998 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and Harris Trust and Savings Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.  Financial Statements, Exhibits

         Exhibit No.    Exhibit
         -----------    -------
             99.1       Preliminary Servicer's Certificate and Servicer's
                        Certificate for the December, 1998 Collection Period
                        relating to the Notes issued by the Registrant pursuant
                        to the Agreement.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1998-A

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/      Daniel E. Berce
         Daniel E. Berce
         Vice Chairman and
         Chief Financial Officer



January 15, 1999

                                  EXHIBIT INDEX

Exhibit
-------
   99.1    Preliminary Servicer's Certificate and Servicer's Certificate for the
           December, 1998 Collection Period relating to the Notes issued by the
           Registrant.